Exhibit 99.1

NEWS RELEASE
For Immediate Release:
August 5, 2024
Sterling Reports Record Second Quarter 2024 Results and Raises Full Year Guidance
THE WOODLANDS, TX – August 5, 2024 – Sterling Infrastructure, Inc. (NasdaqGS: STRL) (“Sterling” or the “Company”) today announced financial results for the second quarter 2024.
The financial comparisons herein are to the prior year quarter, unless otherwise noted.
Second Quarter 2024 Results
•Revenues of $582.8 million, an increase of 12%
•Gross margin of 19.3%, an increase from 17.7%
•Net Income of $51.9 million, or $1.67 per diluted share, an increase of 31% for both metrics.
•EBITDA(1) of $87.0 million, an increase of 18%
•Cash flows from operations totaled $170.6 million for the six months ended June 30, 2024
•Cash and Cash Equivalents totaled $540.0 million at June 30, 2024
•Backlog at June 30, 2024 was $2.10 billion
•Combined backlog(2) at June 30, 2024 was $2.45 billion
CEO Remarks and Outlook
“Our second quarter results reflect the strength of our diversified portfolio, which delivered 12% revenue growth and a remarkable 31% increase in diluted EPS. Our ongoing focus on margin expansion continues to drive profitability growth that significantly outpaces revenue. Gross profit margins of 19.3% marked a new record, and we see opportunity for further expansion,” stated Joe Cutillo, Sterling’s Chief Executive Officer. “We closed the second quarter with combined backlog of $2.45 billion, a 2.2% increase from the prior year. Additionally, as our business continues to move toward large, multi-phase projects, our pipeline of high probability work that is not captured in any backlog metrics has grown to over $500 million, providing multi-year visibility. Our operating cash flow generation in the quarter was again excellent at $121 million, driving our net cash position to $211 million, and supporting share repurchases of $30 million in the quarter. Our business is performing very well and we feel great about the opportunities ahead.”
Mr. Cutillo continued, “In E-Infrastructure Solutions, we achieved 20% operating income growth as operating margins expanded over 480 basis points to reach 21.4%. This excellent margin profile reflects our shift toward large mission-critical projects, including data centers and manufacturing, and away from small commercial and warehouse work. While this rotation is impacting top line for the segment, which declined 7%, we believe this is the best and most efficient use of our resources as we work to optimize returns. Notably, data center-related revenue increased more than 100% in the quarter and now represents over 40% of segment backlog. For the full year, we anticipate strong E-Infrastructure Solutions operating profit growth approaching 20%.
Transportation Solutions had another excellent quarter, delivering 54% revenue growth and 57% operating profit growth. The transportation markets are the strongest that they have been in our company’s history, driving our expectation for very strong revenue and profitability growth in in 2024.
(1) See the “Non-GAAP Measures” and “EBITDA Reconciliation” sections below for more information.
(2) Combined Backlog includes Unsigned Awards of $347.2 million, $303.2 million and $657.2 million at June 30, 2024, December 31, 2023 and June 30, 2023, respectively.

In Building Solutions, revenue declined 2% while operating profit grew 2%. Our residential concrete slab business was impacted by the heavy rainfall in Texas during the quarter and the availability of developed land. Our commercial business decline in the quarter was in line with our expectations and our plumbing business is performing very well. We expect Building Solutions to deliver operating profit growth in excess of 20% in 2024 as our mix continues to shift toward higher-margin offerings.”
“We believe 2024 will be another excellent year for Sterling. Given our strong first half results and backlog position, we are raising our full year guidance. The midpoint of our 2024 guidance would represent 11% revenue growth, 28% net income growth and 18% EBITDA growth,” Mr. Cutillo concluded.
Full Year 2024 Guidance
•Revenue of $2.150 billion to $2.225 billion
•Net Income of $175 million to $180 million
•Diluted EPS of $5.60 to $5.75
•EBITDA(1) of $300 million to $310 million
Conference Call
Sterling’s management will hold a conference call to discuss these results and recent corporate developments on Tuesday, August 6, 2024 at 9:00 a.m. ET/8:00 a.m. CT. Interested parties may participate in the call by dialing (800) 836-8184. Please call in 10 minutes before the conference call is scheduled to begin and ask for the Sterling Infrastructure call. To coincide with the conference call, Sterling will post a slide presentation at www.strlco.com on the Events & Presentations section of the Investor Relations tab. Following management’s opening remarks, there will be a question and answer session.
To listen to a simultaneous webcast of the call, please go to the Company’s website at www.strlco.com at least 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website for 30 days.
About Sterling
Sterling operates through a variety of subsidiaries within three segments specializing in E-Infrastructure, Transportation and Building Solutions in the United States, primarily across the Southern, Northeastern, Mid-Atlantic and Rocky Mountain regions and the Pacific Islands. E-Infrastructure Solutions provides advanced, large-scale site development services for manufacturing, data centers, e-commerce distribution centers, warehousing, power generation and more. Transportation Solutions includes infrastructure and rehabilitation projects for highways, roads, bridges, airports, ports, rail and storm drainage systems. Building Solutions includes residential and commercial concrete foundations for single-family and multi-family homes, parking structures, elevated slabs, other concrete work and plumbing services for new single-family residential builds. From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society’s quality of life. Caring for our people and our communities, our customers and our investors – that is The Sterling Way.
Joe Cutillo, CEO, “We build and service the infrastructure that enables our economy to run, our people to move and our country to grow.”

(1) See the “Non-GAAP Measures” and “EBITDA Guidance Reconciliation” sections below for more information.

Important Information for Investors and Stockholders
Non-GAAP Measures
This press release contains “Non-GAAP” financial measures as defined under Regulation G of the amended U.S. Securities Exchange Act of 1934. The Company reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), but the Company believes that certain Non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period-over-period comparisons of those operations.
Non-GAAP measures may include adjusted net income, adjusted EPS, EBITDA and adjusted EBITDA, in each case excluding the impacts of certain identified items. The excluded items represent items that the Company does not consider to be representative of its normal operations. The Company believes that these measures are useful for investors to review, because they provide a consistent measure of the underlying financial results of the Company’s ongoing business and, in the Company’s view, allow for a supplemental comparison against historical results and expectations for future performance. Furthermore, the Company uses each of these to measure the performance of the Company’s operations for budgeting and forecasting, as well as for determining employee incentive compensation. However, Non-GAAP measures should not be considered as substitutes for net income, EPS, or other data prepared and reported in accordance with GAAP and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.
Reconciliations of Non-GAAP financial measures to the most comparable GAAP measures are provided in the tables included within this press release.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: our business strategy; our financial strategy; our industry outlook; our guidance; our expected margin growth; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “guidance,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings. Additional factors or risks that we currently deem immaterial, that are not presently known to us or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Company Contact: Sterling Infrastructure, Inc. Noelle Dilts, VP Investor Relations and Corporate Strategy 281-214-0795

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Revenues	$582,822	$522,325	$1,023,182	$925,904
Cost of revenues	(470,079)	(430,051)	(833,535)	(771,888)
Gross profit	112,743	92,274	189,647	154,016
General and administrative expense	(27,856)	(24,034)	(55,154)	(47,355)
Intangible asset amortization	(4,280)	(3,737)	(8,577)	(7,473)
Acquisition related costs	(101)	(59)	(137)	(249)
Other operating expense, net	(7,772)	(4,181)	(10,920)	(6,049)
Operating income	72,734	60,263	114,859	92,890
Interest income	6,305	2,203	12,207	4,177
Interest expense	(6,513)	(7,731)	(13,177)	(15,259)
Income before income taxes	72,526	54,735	113,889	81,808
Income tax expense	(17,952)	(14,505)	(25,556)	(21,538)
Net income, including noncontrolling interests	54,574	40,230	88,333	60,270
Less: Net income attributable to noncontrolling interests	(2,695)	(750)	(5,406)	(1,141)
Net income attributable to Sterling common stockholders	$51,879	$39,480	$82,927	$59,129

Net income per share attributable to Sterling common stockholders:
Basic	$1.68	$1.28	$2.68	$1.93
Diluted	$1.67	$1.27	$2.66	$1.91

Weighted average common shares outstanding:
Basic	30,914	30,780	30,945	30,699
Diluted	31,145	31,000	31,158	30,886

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
Revenues	2024	% of Revenue	2023	% of Revenue	2024	% of Revenue	2023	% of Revenue
E-Infrastructure Solutions	$241,312	41%	$260,148	50%	$425,788	42%	$465,988	50%
Transportation Solutions	232,775	40%	151,088	29%	381,744	37%	262,227	29%
Building Solutions	108,735	19%	111,089	21%	215,650	21%	197,689	21%
Total Revenues	$582,822		$522,325		$1,023,182		$925,904

Operating Income
E-Infrastructure Solutions	$51,677	21.4%	$43,167	16.6%	$78,846	18.5%	$67,436	14.5%
Transportation Solutions	15,449	6.6%	9,856	6.5%	23,581	6.2%	15,162	5.8%
Building Solutions	13,813	12.7%	13,480	12.1%	28,588	13.3%	22,181	11.2%
Segment Operating Income	80,939	13.9%	66,503	12.7%	131,015	12.8%	104,779	11.3%
Corporate G&A Expense	(8,104)		(6,181)		(16,019)		(11,640)
Acquisition Related Costs	(101)		(59)		(137)		(249)
Total Operating Income	$72,734	12.5%	$60,263	11.5%	$114,859	11.2%	$92,890	10.0%

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$539,985	$471,563
Accounts receivable	374,771	252,435
Contract assets	77,034	88,600
Receivables from and equity in construction joint ventures	5,467	17,506
Other current assets	19,511	17,875
Total current assets	1,016,768	847,979
Property and equipment, net	268,185	243,648
Operating lease right-of-use assets, net	58,970	57,235
Goodwill	281,363	281,117
Other intangibles, net	319,820	328,397
Other non-current assets, net	19,444	18,808
Total assets	$1,964,550	$1,777,184
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$163,841	$145,968
Contract liabilities	556,134	444,160
Current maturities of long-term debt	26,428	26,520
Current portion of long-term lease obligations	19,831	19,641
Accrued compensation	29,768	27,758
Other current liabilities	24,854	14,121
Total current liabilities	820,856	678,168
Long-term debt	302,459	314,996
Long-term lease obligations	39,180	37,722
Members’ interest subject to mandatory redemption and undistributed earnings	23,811	29,108
Deferred tax liability, net	80,304	76,764
Other long-term liabilities	16,926	16,573
Total liabilities	1,283,536	1,153,331
Stockholders’ equity:
Common stock	312	309
Additional paid in capital	291,401	293,570
Treasury stock	(29,006)	—
Retained earnings	407,961	325,034
Total Sterling stockholders’ equity	670,668	618,913
Noncontrolling interests	10,346	4,940
Total stockholders’ equity	681,014	623,853
Total liabilities and stockholders’ equity	$1,964,550	$1,777,184

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net income	$88,333	$60,270
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,183	27,672
Amortization of debt issuance costs and non-cash interest	597	877
Gain on disposal of property and equipment	(2,964)	(2,631)
Deferred taxes	3,517	6,790
Stock-based compensation	9,382	7,003
Changes in operating assets and liabilities	38,513	81,126
Net cash provided by operating activities	170,561	181,107
Cash flows from investing activities:
Acquisitions, net of cash acquired	(1,016)	—
Disposition proceeds	—	14,000
Capital expenditures	(51,309)	(38,859)
Proceeds from sale of property and equipment	6,944	8,525
Net cash used in investing activities	(45,381)	(16,334)
Cash flows from financing activities:
Repayments of debt	(13,324)	(67,589)
Repurchase of common stock	(30,142)	—
Withholding taxes paid on net share settlement of equity awards	(13,264)	(4,328)
Other	(28)	—
Net cash used in financing activities	(56,758)	(71,917)
Net change in cash, cash equivalents, and restricted cash	68,422	92,856
Cash, cash equivalents and restricted cash at beginning of period	471,563	185,265
Cash, cash equivalents and restricted cash at end of period	539,985	278,121
Less: restricted cash	—	—
Cash and cash equivalents at end of period	$539,985	$278,121

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
EBITDA RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income attributable to Sterling common stockholders	$51,879	$39,480	$82,927	$59,129
Depreciation and amortization	16,925	13,980	33,183	27,672
Interest expense, net of interest income	208	5,528	970	11,082
Income tax expense	17,952	14,505	25,556	21,538
EBITDA(1)	86,964	73,493	142,636	119,421
Acquisition related costs	101	59	137	249
Adjusted EBITDA(2)	$87,065	$73,552	$142,773	$119,670

(1) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders adjusted for depreciation and amortization, net interest expense and taxes.

(2) The Company defines adjusted EBITDA as EBITDA excluding the impact of acquisition related costs.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
EBITDA GUIDANCE RECONCILIATION
(In millions)
(Unaudited)

	Full Year 2024 Guidance
	Low	High
Net income attributable to Sterling common stockholders	$175	$180
Depreciation and amortization	66	67
Interest expense, net of interest income	2	2
Income tax expense	57	61
EBITDA (1)	$300	$310

(1) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders, adjusted for depreciation and amortization, net interest expense, and taxes.